As filed with the Securities and Exchange Commission on May 11, 2010
Registration No. 333-•

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	13-1584302 (I.R.S. Employer Identification Number)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)

PepsiCo, Inc. 2007 Long-Term Incentive Plan
(Full Title of the Plan)

Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General
Counsel and Assistant Secretary
700 Anderson Hill Road
Purchase, New York 10577
(914) 253-2000
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, par value 1 2/3 cents per share	90,000,000 shares	$64.06	$5,765,400,000	$411,073.02

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.

(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Common Stock of PepsiCo, Inc. as reported on the New York Stock Exchange on May 6, 2010.

EXPLANATORY NOTE
     This registration statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 90,000,000 shares (the “Shares”) of common stock, par value 1 2/3 cents per share (“Common Stock”) of PepsiCo, Inc. (the “Registrant”) available for issuance under the PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated (the “Plan”). The Shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s registration statement on Form S-8 (File No. 333-142811) concerning the Plan filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2007 (the “2007 Registration Statement”). In accordance with Section E of the General Instructions to Form S-8, the contents of the 2007 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents that have been filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (Commission File No. 1-1183):
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009;
     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 26, 2009;
     (c) The descriptions of the Registrant’s Common Stock contained in our most recent Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed by the Registrant for the purpose of updating such description.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS
     The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit
No.	Description
4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Current Report on Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

15	Letter of KPMG LLP, independent registered public accounting firm of PepsiCo, Inc., regarding unaudited interim financial information.

23.1	Consent of KPMG LLP, independent registered public accounting firm of PepsiCo, Inc.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

Exhibit
No.	Description
23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm of The Pepsi Bottling Group, Inc.

23.4	Consent of KPMG LLP, independent registered public accounting firm of PepsiAmericas, Inc.

24	Power of Attorney (included in signature page of the Registration Statement).

99.1	PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated March 12, 2010 (incorporated herein by reference to Exhibit 10.1 to PepsiCo, Inc.’s Current Report on Form 8-K as filed on May 11, 2010, File No. 001-01183).*

*	Incorporated by reference
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase and State of New York, on the 11th day of May, 2010.

PepsiCo, Inc.
By:	/s/ Indra K. Nooyi
	Name:	Indra K. Nooyi
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Thompson and Thomas H. Tamoney, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
     NOTE: Individuals executing this document in the State of New York should note the New York statutory disclosures included below and have a notary public complete the acknowledgements following.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Indra K. Nooyi	Chairman of the Board of Directors and	May 11, 2010

Indra K. Nooyi	Chief Executive Officer

/s/ Hugh F. Johnston	Chief Financial Officer	May 11, 2010
Hugh F. Johnston

/s/ Peter A. Bridgman	Senior Vice President and Controller	May 11, 2010

Peter A. Bridgman	(Principal Accounting Officer)

/s/ Shona L. Brown	Director	May 11, 2010
Shona L. Brown

/s/ Ian M. Cook	Director	May 11, 2010
Ian M. Cook

/s/ Dina Dublon	Director	May 11, 2010
Dina Dublon

/s/ Victor J. Dzau	Director	May 11, 2010
Victor J. Dzau

/s/ Ray L. Hunt	Director	May 11, 2010
Ray L. Hunt

/s/ Alberto Ibargüen	Director	May 11, 2010
Alberto Ibargüen

/s/ Arthur C. Martinez	Director	May 11, 2010
Arthur C. Martinez

/s/ Sharon Percy Rockefeller	Director	May 11, 2010
Sharon Percy Rockefeller

Signature	Title	Date

/s/ James J. Schiro	Director	May 11, 2010
James J. Schiro

/s/ Lloyd G. Trotter	Director	May 11, 2010
Lloyd G. Trotter

/s/ Daniel Vasella	Director	May 11, 2010
Daniel Vasella
STATUTORY DISCLOSURES AND ACKNOWLEDGEMENTS FOR INDIVIDUALS EXECUTING
POWERS OF ATTORNEY IN THE STATE OF NEW YORK
     The statutory disclosures entitled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual, if applicable, and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney or this Registration Statement. For the sake of clarity, notwithstanding anything to the contrary herein, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the principal’s money or sell or dispose of the principal’s property during the principal’s lifetime.
     CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
     When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.
     Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
     You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
     You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
     Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.
     The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.
     If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
     IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
     (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
     (2) avoid conflicts that would impair your ability to act in the principal’s best interest;
     (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
     (4) keep a record of all receipts, payments, and transactions conducted for the principal; and

     (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
     You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
     Liability of agent:
     The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Indra K. Nooyi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Hugh F. Johnston, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Peter A. Bridgman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Shona L. Brown, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Ian M. Cook, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Dina Dublon, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Victor J. Dzau, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Ray L. Hunt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Alberto Ibargüen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Arthur C. Martinez, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Sharon Percy Rockefeller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared James J. Schiro, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
)
COUNTY OF WESTCHESTER
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Lloyd G. Trotter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Daniel Vasella, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public
Acceptance of Authority Granted by Individuals Executing Powers of Attorney in New York
The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/ Larry D. Thompson	Date:	May 11, 2010

Larry D. Thompson
Senior Vice President, Government Affairs,
General Counsel and Secretary, PepsiCo, Inc.
The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/ Thomas H. Tamoney, Jr.	Date:	May 11, 2010

Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General Counsel and Assistant
Secretary, PepsiCo, Inc.
ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	)
) ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Larry D. Thompson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	)
) ss.:
COUNTY OF WESTCHESTER	)
On the 11th day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas H. Tamoney, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cathleen Gold
Notary Public

INDEX TO EXHIBITS

Exhibit
No.	Description
4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Current Report on Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

15	Letter of KPMG LLP, independent registered public accounting firm of PepsiCo, Inc., regarding unaudited interim financial information.

23.1	Consent of KPMG LLP, independent registered public accounting firm of PepsiCo, Inc.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm of The Pepsi Bottling Group, Inc.

23.4	Consent of KPMG LLP, independent registered public accounting firm of PepsiAmericas, Inc.

24	Power of Attorney (included in signature page of the Registration Statement).

99.1	PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated March 12, 2010 (incorporated herein by reference to Exhibit 10.1 to PepsiCo, Inc.’s Current Report on Form 8-K as filed on May 11, 2010, File No. 001-01183).*

*	Incorporated by reference